Exhibit 10.10

VIRNETX, INC.

MASTER CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of February 23, 2006 by and between VirnetX, Inc., a Delaware corporation (the “Company”), and Magenic Technologies, Inc. (“Consultant”).

1.

Consulting Relationship.  During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A attached to this Agreement (the “Services”).  Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services.  Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2.

Fees.  As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit A attached to this Agreement at the times specified therein.

3.

Expenses.  Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services except as expressly specified in Exhibit A unless otherwise agreed to by the Company’s President, which consent shall be evidenced in writing for any expenses in excess of $1,000.  As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4.

Term and Termination.  Consultant shall serve as a consultant to the Company for a period specified in Exhibit A; provided however the Consulting Relationship shall terminate prior to such date if (a) Consultant completes the provision of the Services to the Company under this Agreement, or (b) Consultant shall have been paid the maximum amount of consulting fees as provided in Exhibit A.

Notwithstanding the above, either party may terminate this Agreement at any time upon ten days’ written notice.  In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, including but not limited to Consultant’s obligations under the Confidential Information and Invention Assignment Agreement between the Company and Consultant referenced below, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within 20 business days after having received written notice by the non-breaching party of the breach or default.

5.

Independent Contractor.  Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

(a)

Method of Provision of Services.  Consultant shall be solely responsible for determining the method, details and means of performing the Services.  Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”).  The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to the Company.  Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver to the Company a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”).

(b)

No Authority to Bind Company.  Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c)

No Benefits.  Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(d)

Withholding; Indemnification.  Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant or its Assistants under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.  Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants.

6.

Supervision of Consultant’s Services.  All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s President or supervisor designated by the President.  Consultant will be required to report to the President or supervisor designated by the President concerning the Services performed under this Agreement.  The nature and frequency of these reports will be left to the discretion of the President or supervisor designated by the President.

7.

Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit C attached hereto).  If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant.  If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately.  In no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.

8.

Confidentiality Agreement.  Consultant shall sign, or has signed, a Confidentiality Agreement, on or before the date Consultant begins providing the Services.

9.

Conflicts with this Agreement.  Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement.  Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement.  Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties.  Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company.  Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement.  Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

10.

Miscellaneous.

(a)

Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company.

(b)

Sole Agreement.  This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)

Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d)

Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

(e)

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g)

Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement as of the date first written above.

THE COMPANY:

VIRNETX, INC.

By:

(Signature)

Name:

Title:

Address:

157 Provincetown Ct.

Aptos, CA 95003

CONSULTANT:

(Print Consultant’s Name)

(Signature)

Address:

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Virnet X, Inc.

Work Order #1

This Work Order is attached to and made a part of the VirnetX, Inc. Master Consulting Agreement and is effective on February 23rd, 2006.  Terms in this Work Order shall have the same meaning as in the Master Consulting Agreement.

Client Name: VirnetX	Client #:

Project Name: Client Services Portal	Project #:

Client’s Reference:	Account Rep: Matthew Aberbach

SERVICES

Magenic shall perform the following services for Client in a “work for hire” capacity:

Type of Service:

☐ Application Development Consulting

☐ ERP Consulting

☐ E-Commerce Consulting

☐ EDS Consulting

Description of Services:

Project Summary

Objective

Provide a quality project and quality product on time and within budget.

Provide improved functionality with data integrity, and improved case-of-use in an extensible architecture.

Roles and Responsibilities

Who	Role	Responsibility
Kendall Larson	Product Manager/ Project Sponsor
Sameer Mathur	Project Manager, VirnetX point of contact,	product quality, project decisions and approvals
Matt Aberbach	Account Executive	Customer Relationship Management
Sandy White	Engagement Management	Engagement Issues
Kenny Goers	Architect & Technical Lead

Open architecture design; technical decisions that are project and product affecting; activity definition and duration estimating, schedule development; product quality; coordinating set-up of the development environment; technical documentation; product deployment; defect resolution

Jeff Cowan	Developer	Product development, product quality, product deployment, defect resolution
TBD	Web/.NET Developer	Product development, product quality, product deployment, defect resolution

Assumptions

Magenic will be responsible for:

•

Project Management of software components

•

Application architecture and design

•

Code development

•

Providing their own development software

•

Installation and configuration of servers for the project development environment at the Magenic site

•

Technical implementation documentation

•

Defect resolution and reporting

•

The Magenic Project Plan will assume that there is a fixed scope.  Critical needs may be identified which were missed in the requirements gathering or which arise out of the actual development of the application.  These will be considered changes that need to be evaluated to ensure that only those that are required for the success of the project are being included in the revised scope.  The timeline requires strict adherence to the change management process.  Changes that are not critical will be logged and included in any future phases of the project.  Every scope change can affect the timely completion of the project.

VirnetX will be responsible for:

•

Over all Project Management

•

Technical requirements definition

•

Provide a four hour response time to critical questions and issues raised by Magenic

•

The schedule and timeline are contingent upon VirnetX’s on-time delivery of a streaming encryption algorithm and library and approval of the scope of work in a timely manner.

Constraints

The Magenic team will work its standard business hours, Monday through Friday, with the exception of national holidays and planned time off.

Goals, Deliverables, Work Plan, and Schedule

Project Goal

The goal of the project, in short, is to come up with a solution for encrypted secure communication stream between multiple messaging endpoints.  This will be accomplished by implementing a first phase of a wheel and spoke architecture with VirnetX at the center, connecting differing corporate architectures.

This needs to be accomplished using as simple a method as possible while utilizing VirnetX’s patents, specifically:

•

Patent 6,502,135 – Secure real time communication between two computers using DNS (IETF RFC3263 reference or “SIPS”).

•

Patent 6,839,759 – Method for establishing secure communication link between computers of virtual private network without user entering any cryptographic information.

Magenic Technologies will be following an agile methodology and will be continuously updating the schedule as we work with VirnetX.  The primary reason for this tact is that the deliverables are at this point envisioned and there are questions in many areas of the over all architecture that will be determined as we go.

Deliverables and Platform Target

The initial target will be Microsoft Office Communicator 2005, Live Communication Server 2005 SP1 and a single chosen 3rd party IM client.  We will install 2-3 Virtual servers running Windows 2003 Enterprise Server, one containing a domain controller, Active Directory and DNS, another running Live Communication Server and possibly a third running SQL server, to be added if needed.  These deliverables are being created as a proof-of-concept for VirnetX’s business model moving forward.  They are not intended to be of beta quality but as a vehicle to demonstrate the functionality and implementation to investors and others.  Installation will be on Magenic virtual servers initially but may need to be hosted on dedicated hardware in the near future, if required this hardware will be acquired by VirnetX.

The initial deliverables for the first three months are agreed upon after a few working sessions Magenic and VirnetX are:

•

A VirnetX Directory Service – Built on a LDAP/Active Directory architecture, the internal implementation will be determined by the development team with input by VirnetX.  It will include DNS services that implement RFC 3263 for use in establishing end-to-end secure communications between IM clients.  The directory service will house metadata for Corporate and Individual users relating to creating the secure point to point connections.

•

A VirnetX Gateway/Clearinghouse – Built on top of a LCS server configuration. Will initially support IM Text and Voice services, will be capable of connecting LCS servers and one 3rd party IM service to be determined by the development group.  Application development activities will possibly include building a bridge between the 3rd parties.

•

A VirnetX Management Website for applying for secure credentials and access to the VirnetX Directory Service.  Site will include a store for applying for and purchasing GeoTrust certificates to access the system.  VirnetX will provide the appropriate access and methods needed to interface with GeoTrust.

Work Plan

We will be working roughly in parallel on the Directory Service, the Gateway and the Web Management and GeoTrust interface, and breaking the first few weeks’ worth of work into the follow categories:

•

Verify the SIP/S and RTP/S functionality and compatibility in current 3rd party IM clients.

•

Verify TLS and DNS inter-op for SIP.

•

Identity the required metadata to place in the server side store and then evaluate if that metadata can be stored in the existing Microsoft DNS store or if a new store (and new DNS service) will need to be constructed.

•

Additional investigation pieces as required to complete a detailed architecture for Proof-Of-Concept.

Project Schedule

Presented here are initial project estimates for areas of investigation and project implementation, times are estimated will be re-evaluated on a weekly bases with the Project Manager.

Activity	Duration	Who
Investigation Phase
Environment Setup	5 Days	Dev Team
SIP/S “RFC3263” and RTP/S (RFC 3711) Protocol Investigation (3rd Party implementations, LCS implementation verification, Verify full point-to-point encryption)	10 Days	Dev Team
DNS, Directory Architecture and RFC 3263 Integration	10 Days	Dev Team
Investigate Microsoft LCS provided bridges to AOL/MSN/Yahoo	5 Days	Dev Team
TLS Implementation	5 Days	Dev Team
Web site requirement development, GeoTrust and VirnetX Directory interfaces	10 Days	Dev Team
MILESTONE Meeting (end of investigation phase) - Results of discovery - Review open issues - Go/No go on starting pilot activities	1-2 hours	Everyone
Pilot Construction Phase
Environment Refinement	5 Days	Dev Team
VirnetX Gateway Implementation	40 Days	Dev Team
VirnetX Directory Implementation	40 Days	Dev Team
VirnetX Management Website Implementation	40 Days	Dev Team
MILESTONE Meeting(end of 1st Month) - Progress - Open Issues - Steps before next milestone	1-2 hours	Everyone
MILESTONE Meeting (end of phase) - Progress - Open Issues - Steps before next meeting	1-2 hours	Everyone
Pilot Testing	15 days	Dev Team
MILESTONE Meeting - Pilot Status - Open Issues - Go/No Go to proceed to Beta Phase	1-2 hours	Everyone

Additionally, there will be activities to test and stabilize the pilot, not in the above activities.  The plan is to time box the pilot to three Magenic Development Team members for 3 months.

Project Management

Communications Management

Magenic will expose a secure project extranet http://px.magenic.com/sites/VirnetX/ which will be generally available 24x7 and will house all project artifacts, documents, and deliverables.
The Magenic will be responsible for revisions to Scope of Work and Project Plan documentation. The Magenic architect will be responsible for changes to technical documentation, including the Requirements documentation. The documents must be versioned, with a revision history of summarizing changes made. Changes must be reviewed by Magenic and VirnetX and accepted as complete and accurate on a new signature page. The SharePoint site at px.magenic.com will be the repository for all project documentation and Magenic will maintain source code with revision history in team server.
The Technical Lead will be the primary point of contact into the Magenic team. All communications to or from the VirnetX team should flow through that key contact, except when special arrangements have been defined (for example for technical communications). In all cases the Magenic Lead should be copied on written communications.
Deliverables shown in the Project Schedule will be posted to the collaboration SharePoint web-site as it becomes available. Documentation will be provided in the same fashion.  Hard-copies of acceptance documentation will be provided for signature.
The Magenic Lead will manage an issues list; selected items will be published in the weekly status report (when VirnetX resources are required for resolution).
VirnetX will make its best effort to quickly turnaround requested decision, requests for clarification or information, etc.
The developers will report status weekly to the Architect/Technical Lead. The Architect/Technical Lead will report status and progress weekly to the Project Manager as well as the Magenic Engagement Manager. A status meeting will be scheduled at least weekly to discuss progress and current issues.

Scope Management

The Project Agreement and Requirements documents are the baseline for project work, and will be used for project and product acceptance. They are “living documents” and can be changed per the change management process. Approved changes to scope will be made, following the documented Change Management process, using a Change Request form. The Scope of Work will be updated with changes by the PM, and circulated for review. VirnetX will approve the documentation change by signing an addendum signature page.
Changes to Scope can be communicated by any stakeholder with a change request form to the Magenic Lead, but will require approval by the designated VirnetX point of contact, per the Change Management process before work can proceed.

Time Management

Any and all changes to time estimates will be made according to the documented Change Management process, using a Change Request form. If Magenic initiates the request, a basis of estimate will be included, and the request provided to the VirnetX approver(s).

Magenic team members will capture time spent weekly, in the Magenic time reporting tool. Time will be entered by week’s end, or the last working day of the week, should team members be on holiday or PTO.

Magenic team members will not plan on having any overtime except as approved in writing by the customer. Magenic developers will provide advanced notice of Planned Time Off (PTO)

Should VirnetX request non-standard development hours, a minimum of 1-week advance notice is required. Magenic recognizes that critical situations may arise outside the scope of this engagement, and will make its best effort to support VirnetX. However, Magenic reserves the right to treat these requests as changes to scope and assess the time and budget impacts.

Cost management

Any and all changes to cost estimates, or new procurement requests, will be made according to the documented Change Management process, using a Change Request form.

Quality Management

•

Magenic will perform unit and functional tests.

•

VirnetX will perform acceptance testing.

Risk Management

Risks will be managed by the Magenic Team Lead with the assistance of the Magenic CRM and EM with the customer.

All team members are responsible for continually identifying and reporting risks to the Magenic Lead Risk assessment and response planning will be done on a continual basis.

Change Management

Changes may require a revision to documentation previously delivered. At a minimum, documentation will be versioned, the revision history noted with a summary of the change and/or the change requests referenced in the documentation.

Dates

The date of this work order shall start February 22nd, and end on May 26th. Should Client wish to extend the work order beyond this end date, Magenic Technologies requires Two (2) weeks notice, prior to the end date. Should this work order be terminated prior to the agreed upon end date, any discount calculations that were based on project length will be reversed, and a new rate schedule will be applied on a prorated basis.

Partnership

Magenic Technologies is a true business partner to VirnetX. In that spirit, Magenic Technologies will make available client or industry relationships as mutually agreed upon for the purposes of technical or market readiness of the VirnetX product.

MATERIALS

Magenic to provide all necessary hardware, software and hosting for the duration of this project. The monthly cost is   .

EXPENSES

Client agrees to pay for the following incidental expenses incurred by Magenic while performing the above services if dictated by client:

☒ Airfare

  ☐ Entertainment

    ☒ Lodging

  ☐ Parking

  ☐ Telephone

☒ Meals

  ☒ Ground Transport     ☐ Mileage

  ☐Supplies

  ☐ Other ________

COMPENSATION

Client agrees to pay for Magenic’s time as per the following schedule for services. A retainer on a monthly renewal basis will be paid prior to the beginning of the engagement and on the following dates for the following amounts:

February 23rd (Feb 23rd – March 31st) : $106,920

March 28th

(April 3rd – April 28th) : $79,200

April 26th (May 1 – May 26): $79,200

Total estimated labor: $265,320

Invoices will be sent to:

Attention:	Kathleen Sheehan
Company:	VirnetX
Address:	157 Provincetown Ct.

City, State, Zip:	Aptos, CA 95003
Phone:
Fax:

Payments and Inquiries should be directed to:

Attn: Accounts Receivable

Magenic Technologies International

4150 Olson Memorial Drive, Ste 400

Golden Valley, MN 55422

Phone: 763-398-4800/ Fax: 763-521-4090

THEREFORE, the parties have executed this Work Order to the Magenic & Technologies International Master Consulting Agreement in duplicate originals.

Magenic Technologies, Inc. 4150 Olson Memorial Drive Suite 400 Golden Valley, MN 55422	Address 157 Provincetown Aptos, CA 95003

/s/ Gregory G. Frankenfield (Sign)	/s/ Kendall Larsen (Sign)

Gregory G. Frankenfield Name (Print)	Kendall Larsen Name (Print)

President Title	President & CEO Title

3/1/2006 Date	2/27/06 Date

Account Representative

EXHIBIT B

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

(see attached)

EXHIBIT C

LIST OF COMPANIES

EXCLUDED UNDER SECTION 7

___ No conflicts

___ Additional Sheets Attached

Signature of Consultant:

Print Name of Consultant:

Date: